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                                                                   EXHIBIT 23.2


May 12, 1998


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our audit report dated April 9, 1997 (and to all references to our Firm) included in or made a part of the Form S-8 registration statement of Panther Resources, Ltd.



/s/ Jones, Jensen & Company
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Jones, Jensen & Company